EXHIBIT 10.2

ARCHSTONE-SMITH OPERATING TRUST

SERIES F CUMULATIVE REDEEMABLE PREFERRED
UNITS OF BENEFICIAL INTEREST

Articles Supplementary Reclassifying
and Designating a Series of Preferred Units as
Series F Cumulative Redeemable Preferred Units of Beneficial Interest
and Fixing Distribution and Other Preferences and Rights of Such Series

                  Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Corporations and Associations Article of the Annotated Code of Maryland that:

                  FIRST: Pursuant to the authority granted and vested in the sole trustee of the Trust (the “Trustee”) by Article 2, Section 1(c) of the Declaration of Trust of the Trust, (the “Declaration of Trust”), the Trustee has reclassified 800,000 unissued Series F Cumulative Convertible Redeemable Preferred Units of Beneficial Interest of the Trust as Series F Cumulative Redeemable Preferred Units of Beneficial Interest, $0.01 par value per share (the “Series F Preferred Units”).

                  SECOND: The following is a description of the Series F Preferred Units, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption thereof, which, upon any restatement of the Declaration of Trust, shall be deemed to be a part of Article 2 of the Declaration of Trust, with any necessary or appropriate changes to the enumeration or lettering of any section or subsection thereof:

                  Section 1. Number of Units and Designation. This class of preferred Units shall be designated as Series F Cumulative Redeemable Preferred Units of Beneficial Interest (“Series F Preferred Units”) and the number of shares which shall constitute such series shall be 800,000 Units, par value $0.01 per unit.

                  Section 2. Definitions. For purposes of the Series F Preferred Units, the following terms shall have the meanings indicated:

“Beneficial Ownership” shall mean, except as provided below in the following sentence, ownership of shares of beneficial interest of the Trustee by a Person (whether or not treated as an individual for purposes of Section 544 of the Code) who is or would be treated as an owner of such shares of beneficial interest of the Trustee either directly or constructively through the application of 544 of the Code, as modified by Section 658(h)(1)(B) of the Code. “Beneficial Ownership” shall also mean beneficial ownership as defined under Rule 13(d) under the Exchange Act and, with respect to such meaning, Beneficial Ownership by any Person shall include Beneficial Ownership by other Persons who are part of the same group as the original Person for purposes of such Rule 13(d). The term Beneficially Own shall have correlative meanings.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

“Call Date” shall mean the date specified in the notice to holders required under Section 5 below as the Call Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Units” shall mean the Class A-1 Common Units, par value $0.01 per unit, the Class A-2 Common Units, par value $0.01 per unit, and the Class B Common Units, par value $0.01 per unit, of the Trust.

“Distribution Payment Date” shall mean (i) the 25th day of March, June, September and December in each year, commencing with September 25, 2002 and (ii) in the event of (A) an exchange of Series F Preferred Units into Series F Preferred Shares, or (B) a redemption of Series F Preferred Units, on the exchange date or redemption date, as applicable.

“Distribution Periods” shall mean quarterly distribution periods commencing on the 26th day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

“Distribution Record Date” shall have the meaning set forth in Section 3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fully Junior Units” shall mean the Common Units and any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series F Preferred Units have preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

“Junior Units” shall mean the Common Units and any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series F Preferred Units have preference or priority in either (i) the payment of distributions or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Units.

“Ownership Limit” shall initially mean 9.8% in number of Shares or value, of the outstanding Shares, and, after any adjustment provided for in the Amended and Restated Declaration of Trust of the Trustee, shall mean such lesser or greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares shall be determined by the board of trustees of the Trustee in good faith, which determination shall be conclusive for all purposes thereof.

“Parity Units” shall have the meaning set forth in Section 7.

“Parity Shares” shall mean Shares on parity with the Series F Preferred Shares, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trustee, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof are different from those of the Series F Preferred Shares.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“PTP” shall mean a “publicly traded partnership” within the meaning of Section 7704 of the Code.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Series F Preferred Shares” shall mean Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Trustee.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to authorization or declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any class or series of Units of the Trust; provided, however, that if any funds for any Junior Units or any Parity Units are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series F Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Shares” shall mean shares of beneficial interest of the Trustee.

“Trustee” shall mean Archstone-Smith Trust, a Maryland real estate investment trust, the sole trustee of the Trust.

“Units” shall mean the shares of beneficial interest, par value $0.01 per share, of the Trust, which have been designated as Units in the Declaration of Trust.

                  Section 3. Distributions.

                  (a) General. The holders of Series F Preferred Units shall be entitled to receive, when, as and if authorized or declared by the Trustee, out of funds legally available for such purpose, cash distributions in an amount per share equal to 8.125% of the liquidation preference per annum (equivalent to $2.03125 per share). Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable on each Distribution Payment Date. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series F Preferred Units will be made to the holders of record of the Series F Preferred Units on the relevant record dates to be fixed by the Trustee, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Distribution Payment Date.

                  (b) Cumulative Distributions. Distributions on the Series F Preferred Units will accrue whether or not the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid dividends on the Series F Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Distribution Payment Date to holders of record of the Series F Preferred Units on the record date fixed by the Trustee which date shall not exceed fifteen (15) Business Days prior to the Distribution Payment Date. Accumulated and unpaid distributions will not bear interest nor shall there be any accrual accounts maintained for the Series F Preferred Shares.

                  (c) Priority as to Distributions. (i) So long as any Series F Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Junior Units of the Trust, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Units, any Parity Units or any Junior Units, unless, in each case, all distributions accumulated on all Series F Preferred Units and all classes and series of outstanding Parity Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Units into Units of the Trust ranking junior to the Series F Preferred Units as to distributions, or (c) the redemption of Units corresponding to any Series F Preferred Shares, Shares raking on parity with the Series F Preferred Shares with respect to distributions or Shares ranking junior to the Series F Preferred Shares to be purchased by the Trustee pursuant to Sections 18 and 18A of Article II of the Declaration of Trust of the Trustee to preserve the Trustee’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to said Section 18 and 18A of Article II of the Declaration of Trust of the Trustee.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series F Preferred Units, all distributions authorized and declared on the Series F Preferred Units and all classes or series of outstanding Parity Units shall be authorized and declared so that the amount of distributions authorized and declared per Series F Preferred Unit and such other classes or series of Parity Units shall in all cases bear to each other the same ratio that accrued distributions per Series F Preferred Unit and such other classes or series of Parity Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Units do not have cumulative distribution rights) bear to each other.

                  (d) No Further Rights. Holders of Series F Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  Section 4. Liquidation Preference.

                  (a) Distributions upon Liquidation. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Units or any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series F Preferred Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holders of Series F Preferred Units shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 per Series F Preferred Unit, plus an amount equal to all distributions (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Series F Preferred Units are insufficient to pay in full such preferential amount with respect to the Series F Preferred Units and the corresponding amounts with respect to all Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Units and all such Parity Units in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                  (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than ten (10) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of Series F Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Trust.

                  (c) No Further Rights. Subject to the rights of the holders of shares of any class or series of Units ranking on a parity with or senior to the Series F Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the holders of Series F Preferred Units, as provided herein, the holders of any Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series F Preferred Units shall not be entitled to share therein.

                  (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Trustee to, or the consolidation or merger or other business combination of the Trust with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Trust) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Trust.

                  Section 5. Redemption at the Option of the Trust.

                  (a) Right of Optional Redemption. Series F Preferred Units are not redeemable by the Trust prior to September 27, 2004. On or after such date, the Trust shall have the right to redeem the Series F Preferred Units, in whole or in part, at any time or from time to time, upon not less than ten (10) nor more than sixty (60) days’ written notice, for cash at a redemption price of $25.00 per Series F Preferred Unit plus the amount indicated in subsection (b) below (the “Redemption Price”). If fewer than all of the outstanding Series F Preferred Units are to be redeemed, the Series F Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                  (b) Payment of Accrued and Unpaid Distributions. Upon any redemption of Series F Preferred Units pursuant to this Section 5, the Trust shall pay all distributions accrued and unpaid thereon, if any, in arrears for any Distribution Period ending on or prior to the Call Date. If the Call Date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, then each holder of such Series F Preferred Units at the close of business on such Distribution Record Date shall be entitled to receive the distribution payable on such Series F Preferred Units on the corresponding Distribution Payment Date notwithstanding the redemption of such Series F Preferred Units before such Distribution Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Units called for redemption.

                  (c) Limitation on Redemption. The Trust may not redeem fewer than all of the outstanding Series F Preferred Units unless all accumulated and unpaid distributions have been paid on all Series F Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

                  (d) Procedures for Redemption.

(i) Notice of redemption will be (A) faxed, and (B) mailed by the Trust, by certified mail, postage prepaid, not less than ten (10) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Units at their respective addresses as they appear on the records of the Trust. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series F Preferred Units to be redeemed and if fewer than all of the outstanding Series F Preferred Units are to be redeemed, the number of Series F Preferred Units to be redeemed held by such holder, which number shall equal such holder’s pro rata share (based on the percentage of the aggregate number of outstanding Series F Preferred Units the total number of Series F Preferred Units held by such holder represents) of the aggregate number of Series F Preferred Units to be redeemed, (4) the place or places where such Series F Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series F Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series F Preferred Units.

(ii) If the Trust gives a notice of redemption in respect of Series F Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Trust will deposit irrevocably in trust for the benefit of the Series F Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series F Preferred Units upon surrender of the Series F Preferred Units by such holders at the place designated in the notice of redemption. If the Series F Preferred Units are evidenced by a certificate and if fewer than all Series F Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Units, evidencing the unredeemed Series F Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series F Preferred Units or portions thereof called for redemption, unless the Trust defaults in the payment thereof. If any date fixed for redemption of Series F Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Trust, distributions on such Series F Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

                  Section 6. Units to Be Retired. All Series F Preferred Units which are issued and reacquired in any manner by the Trust (other than the exchange of Series F Preferred Units for Series F Preferred Shares pursuant to Section 9 hereof whereby the Trustee shall hold all of such Series F Preferred Units so exchanged) shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

                  Section 7. Ranking. Any class or series of Units of the Trust shall be deemed to rank:

(i) senior to the Series F Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of distributions or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series F Preferred Units;

(ii) on a parity with the Series F Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof are different from those of the Series F Preferred Units, if the holders of such class or series and the holders of Series F Preferred Units are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per share or liquidation preferences, without preference or priority to each other (“Parity Units”);

(iii) junior to the Series F Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Units; and

(iv) junior to the Series F Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Units.

                  Section 8. Voting.

                  (a) General. Holders of the Series F Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the holders of Units, except as set forth in Sections 5.3 and 12.4 of Annex A to the Declaration of Trust and except as set forth below.

                  (b) Certain Voting Rights. So long as any Series F Preferred Units remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Units senior to the Series F Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Units of the Trust into any such senior Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Units, (ii) authorize or create, or increase the authorized or issued amount of any Parity Units or reclassify any Units into any such Units or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Units but only to the extent such Parity Units are issued to an affiliate of the Trust, other than the Trustee to the extent the issuance of such interests was to allow the Trustee to issue corresponding preferred shares to persons who are not affiliates of the Trustee or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Trust’s assets as an entirety, so long as (1) the Trust is the surviving entity and the Series F Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series F Preferred Units for other interests in such entity having substantially the same terms and rights as the Series F Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series F Preferred Units; and provided further that any increase in the amount of Units or the creation or issuance of any other class or series of Units, in each case ranking (y) junior to the Series F Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity with the Series F Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, to the extent such Units are issued to the Trustee and the issuance of such Units was to allow the Trustee to issue corresponding preferred shares to persons who are not affiliates of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  Section 9. Exchange Right.

(a) Right to Exchange. (i) Series F Preferred Units will be exchangeable in whole or in part at anytime on or after September 27, 2009 at the option of either the holders thereof or the Trustee, for authorized but previously unissued Series F Preferred Shares at an exchange rate of one Series F Preferred Share for one Series F Preferred Unit, subject to adjustment as described below (the “Exchange Price”); provided, the Series F Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series F Preferred Units for Series F Preferred Shares if (x) at any time full distributions shall not have been timely made on any Series F Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series F Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (y) upon receipt by a holder or holders of Series F Preferred Units of (1) notice from the Trustee that the Trustee or a subsidiary of the Trustee has taken the position that the Trust is, or upon the occurrence of a defined event which is likely to occur in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series F Preferred Units, that the Trust is or likely is, or upon the occurrence of a defined event which is likely to occur in the immediate future will be or likely will be, a PTP. In addition, the Series F Preferred Units may be exchanged for Series F Preferred Shares, in whole or in part, at the option of any holder prior to September 27, 2009 and after September 27, 2002 if such holder of a Series F Preferred Unit shall deliver to the Trustee either (i) a private letter ruling addressed to such holder of Series F Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the Trustee based on the enactment of a statute, temporary or final Treasury Regulations or the publication of a Revenue Ruling or other Internal Revenue Service release, in either case to the effect that an exchange of the Series F Preferred Shares at such earlier time would not cause the Series F Preferred Units to be considered “stock or securities” within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series F Preferred Units is an “investment company” under section 721(b) of the Code if an exchange is permitted at such earlier date.

(ii) Notwithstanding anything to the contrary set forth in Section 9(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the Trustee, then the Trustee may, at its option, elect to redeem or cause the Trust to redeem all or a portion of the outstanding Series F Preferred Units for cash in an amount equal to the Redemption Price that would be payable as of the date of such redemption in accordance with the procedures set forth in Section 5(d) hereof. The Trustee may exercise its option to redeem the Series F Preferred Units for cash pursuant to this Section 9(a)(ii) hereof by giving each holder of record of Series F Preferred Units notice of its election to redeem for cash, within ten (10) Business Days after receipt of the Exchange Notice, by (x) fax, and (y) registered mail, postage paid, at the address of each holder as it may appear on the records of the Trust stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series F Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series F Preferred Units will cease to accrue on such redemption date, (E) that payment of the redemption price will be made upon presentation and surrender of the Series F Preferred Units and (F) the aggregate number of Series F Preferred Units to be redeemed, and if fewer than all of the outstanding Series F Preferred Units are to be redeemed, the number of Series F Preferred Units to be redeemed held by such holder, which number shall equal such holder’s pro rata share (based on the percentage of the aggregate number of outstanding Series F Preferred Units the total number of Series F Preferred Units held by such holder represents) of the aggregate number of Series F Preferred Units being redeemed.

(iii) In the event an exchange of all or a portion of Series F Preferred Units pursuant to Section 9(a)(i) hereof would violate the provisions on ownership limitation of the Trustee set forth in the Declaration of Trust of the Trustee, the Trustee shall give written notice thereof to each holder of record of Series F Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, by (x) fax, and (y) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Trust. In such event, each holder of Series F Preferred Units shall be entitled to exchange, pursuant to the provision of Section 9(b) a number of Series F Preferred Units which would comply with the provisions on the ownership limitation of the Trustee set forth in the Declaration of Trust and any Series F Preferred Units not so exchanged (the “Excess Units”) shall be redeemed by the Trust for cash in an amount equal to $25.00, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the Trustee shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the redemption price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the Trustee relating to (1) the widely held nature of the interests in such holder, sufficient to assure the Trustee that the holder’s ownership of shares of the Trustee (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder’s ownership of tenants of the Trust and its affiliates.

(b) Procedure for Exchange. (i) Any exchange pursuant to the terms herein (including Section 9(a)(i)) shall be exercised pursuant to a notice of exchange (the “Exchange Notice”) delivered to the Trustee by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series F Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the Trustee of the Exchange Notice by delivering certificates, if any, representing such Series F Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series F Preferred Units to the office of the Trustee maintained for such purpose. Currently, such office is 9200 E. Panorama, Suite 400, Englewood, Colorado 80112,

Attention: Chief Financial Officer. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series F Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the Trustee as aforesaid and the Exchange Price shall have been paid. Any Series F Preferred Shares issued by the Trustee in accordance with this Section 9 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Amended and Restated Declaration of Trust and the Bylaws of the Trustee, the Securities Act and relevant state securities or blue sky laws.

(ii) In the event of an exchange of Series F Preferred Units for Series F Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series F Preferred Units tendered for exchange shall (A) accrue on the shares of the Series F Preferred Shares into which such Series F Preferred Units are exchanged, and (B) continue to accrue on such Series F Preferred Units, which shall remain outstanding following such exchange, with the Trustee as the holder of such Series F Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series F Preferred Unit that was validly exchanged into Series F Preferred Shares pursuant to this Section 9 (other than the Trustee now holding such Series F Preferred Unit), receive a cash distribution out of Available Cash of the Trust, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series F Preferred Share for which such Series F Preferred Unit was exchanged or redeemed.

(iii) Fractional Series F Preferred Shares are not to be issued upon exchange but, in lieu thereof, the Trustee will pay a cash adjustment based upon the fair market value of the Series F Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Trustees of the Trustee.

(c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Series F Preferred Shares, and (B) distributions to all holders of Series F Preferred Shares of evidence of indebtedness of the Trustee or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series F Preferred Shares). In the event of a subdivision or combination of the Series F Preferred Shares, the Exchange Price in effect immediately prior to the subdivision or combination shall be proportionately increased or decreased. In the event of a reclassification, the Exchange Price shall be adjusted so that a Series F Preferred Unit will be exchangeable for a proportionate interest in the security into which a Series F Preferred Share was reclassified. In the event of a distribution of evidences of indebtedness of the Trustee or assets, the Exchange Price shall be increased or decreased so that the same shall equal the price determined by multiplying the Exchange Price immediately prior to the distribution by a fraction of which the numerator shall be the fair market value (as determined by the Trustee) of a Series F Preferred Share at the close of business on the date immediately prior to the distribution and the denominator shall be the fair market value (as determined by the Trustee) of a Series F Preferred Share at the close of business on the day of the distribution less the fair market value (as determined by the Trustee) of the distribution.

(ii) In case the Trustee shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Trustee’s shares of beneficial interest or sale of all or substantially all of the Trustee’s assets), in each case as a result of which the Series F Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series F Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series F Preferred Shares or fraction thereof into which one Series F Preferred Unit was exchangeable immediately prior to such transaction. The Trustee may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In addition, so long as any Series F Preferred Units are outstanding, the Trustee shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Units outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series F Preferred Shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Trustee into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; (b) designate or create, or increase the authorized or issued amount of, any Parity Shares or reclassify any authorized shares of the Trustee into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent that such Parity Shares are issued to an Affiliate of the Trustee; (c) amend, alter or repeal the provisions of the Amended and Restated Declaration of Trust or Bylaws of the Trustee, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Shares or the holders of the Series F Preferred Shares or the Series F Preferred Units; provided, however, that any increase in the amount of authorized preferred shares of beneficial interest of the Trustee (“Preferred Shares”) or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the Series F Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the Series F Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Series F Preferred Shares are not issued to an affiliate of the Trustee, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (d) Restriction on Ownership. Following the exchange of all or any portion of the Series F Preferred Units for Series F Preferred Shares in accordance with to this Section 9, such Series F Preferred Units shall be owned and held solely by the Trustee.

                  Section 10. Transfer Restrictions.

                  (a) Declaration of Trust. The provisions of Section 9.3 of Annex A to the Declaration of Trust shall not be applicable to the Series F Preferred Units.

                  (b) General. Subject to the remaining provisions of this Section 10, a holder of Series F Preferred Units may transfer all or any portion of his or her Series F Preferred Units without the prior written consent of the Trust or the Trustee, including a pledge to a lender to secure a loan to a holder of Series F Preferred Units. In order to effect such transfer, the holder must deliver to the Trustee a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of the Declaration of Trust, as supplemented hereby, and represent that such assignment was made in accordance with all applicable laws and regulations. Such holder of Series F Preferred Shares shall provide the Trustee twenty days prior written notice of a proposed transfer that provides information sufficient to enable the Trustee to make the determinations described under Section 10 (d) and (e).

                  (c) Incapacitated Limited Partners. If a holder of Series F Preferred Units is subject to Incapacity (as defined in the Declaration of Trust), the executor, administrator, trustee, committee, guardian, conservator or receiver of such holder’s estate shall have all the rights of a holder of Series F Preferred Units, but not more rights than those enjoyed by other holders of Series F Preferred Units for the purpose of settling or managing the estate and such power as the Incapacitated holder possessed to transfer all or any part of his or its interest in the Series F Preferred Units.

                  (d) Transfers Contrary to Securities Laws. The Trustee may prohibit any transfer otherwise permitted under this Section 10 by a holder of Series F Preferred Units if, in the opinion of legal counsel to the Trust, such transfer would require the filing of a registration statement under the Securities Act, or would otherwise violate any Federal, state or foreign securities laws or regulations applicable to the Trust or the Series F Preferred Units.

                  (e) Transfers Resulting in Corporation Status; Transfers Through Established Securities or Secondary Markets. No transfer by a holder of Series F Preferred Units may be made to any Person if (i) it would result in the Trust being treated as a publicly traded partnership within the meaning of Section 7704 of the Code or as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in the Declaration of Trust, as supplemented hereby, (x) no interests in the Trust shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act, and to the extent such interests were not required to be registered under the Securities Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such issuances would not have been required to be registered under the Securities Act if the interests so offered or sold had been offered and sold within the United States, (y) any transfer or assignment (or purported transfer or assignment) of any Series F Preferred Units (or any interest or right or attribute therein), whether to another holder of Units or to a third party, shall not be effective, and any such transfer or assignment (or purported transfer or assignment) shall be void ab initio, and no Person shall otherwise become a holder of Units in the Trust if at the time of such transfer or assignment (or purported transfer or assignment) any Units in the Trust are traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof. For purposes of the preceding sentence and clause (ii) above, an established securities market is a national securities exchange that is either registered under Section 6 of the Exchange Act or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the Exchange Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of the preceding sentence and such clause (ii) above, Units in the Trust (or interests therein) are readily tradeable on a secondary market or the substantial equivalent thereof if (i) Units in the Trust (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Units in the Trust (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of Units in the Trust has a readily available, regular, and ongoing opportunity to sell or exchange such interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange Units in the Trust (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and (iii) of this sentence.

                  (f) Transfers to Holders of Nonrecourse Liabilities. No transfer or pledge of any Series F Preferred Units may be made to a lender to the Trust or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Trust whose loan constitutes a Nonrecourse Liability without the prior written consent of the Trustee, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Trust and the Trustee to exchange or redeem for the Redemption Price any Series F Preferred Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a holders of Units in the Trust for purposes of allocating liabilities to such lender under Section 752 of the Code.

                  Section 11. No Conversion Rights. Notwithstanding the provisions of Section 9 hereof, the holders of the Series F Preferred Units shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Trust.

                  Section 12. No Preemptive Rights. No holder of the Series F Preferred Units shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Trust or any other security of the Trust which it may issue or sell.

                  Section 13. Record Holders. The Trust may deem and treat the record holder of any Series F Preferred Units as the true and lawful owner thereof for all purposes, and the Trust shall not be affected by any notice to the contrary.

                  Section 14. Sinking Fund. The Series F Preferred Units shall not be entitled to the benefit of any retirement or sinking fund.

                  Section 15. Dissolution. Without the affirmative vote of all of the Series F Preferred Units issued and outstanding, the Trustee shall not have the right to, nor shall the Trustee, make the election set forth in Section 11.1(iii) of Annex A to the Declaration of Trust.

                  THIRD: The Series F Preferred Units have been reclassified by the Trustee under the authority contained in Article 2, Section 1(c), of the Declaration of Trust.

                  FOURTH: These Articles Supplementary have been approved by the Trustee in the manner and by the vote required by law.

                  FIFTH: The undersigned Vice President acknowledges these Articles Supplementary to be the act of the Trust and further, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

                  IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 30th day of August, 2002.

ARCHSTONE-SMITH OPERATING TRUST

	By:	/s/ Thomas S. Reif Thomas S. Reif Vice President

ATTEST:

/s/ Erin McMahon Erin McMahon Assistant Secretary